UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL 32256
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)	The Special Meeting of Stockholders of Atlantic Coast Financial Corporation (the “Company”) was held on June 11, 2013.

(b)

There were 2,629,061 shares of common stock of the Company eligible to be voted at the Special Meeting and 1,904,238 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Special Meeting and the vote for each proposal were as follows:

	1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 25, 2013 and as amended on April 22, 2013, by and among Atlantic Coast Financial Corporation, Atlantic Coast Bank, Bond Street Holdings, Inc. and Florida Community Bank, N.A. (the “Merger Agreement”), pursuant to which Atlantic Coast Financial Corporation will merge with and into Bond Street Holdings, Inc., and Atlantic Coast Bank will merge with and into Florida Community Bank, N.A., and each of the outstanding shares of Atlantic Coast Financial Corporation common stock will be converted into the right to receive $5.00 in cash at closing;
For	Against	Abstain	Broker Non-Votes
846,357	1,043,773	2,693	-
2.	To consider and vote upon a non-binding, advisory proposal to approve the compensation to be paid to the named executive officers of Atlantic Coast Financial Corporation in connection with the merger that will be implemented if the Merger Agreement is consummated (the “Merger-Related Executive Compensation Arrangements”); and
For	Against	Abstain	Broker Non-Votes
725,272	1,153,574	13,977	-
3.	The adjournment of the Special Meeting of Stockholders if necessary or appropriate to solicit additional proxies.
For	Against	Abstain	Broker Non-Votes
832,676	1,064,167	7,395	-

(c)                       Not applicable

Item 8.01.          Other Events.

On June 11, 2013, the Company issued a press release regarding the results of the Special Meeting of Stockholders.  A copy of the press release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	June 11, 2013	By:	/s/	Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Chief Financial Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

99.1	Press release dated June 11, 2013.